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                                                                   EXHIBIT 99.2







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                         WESTMORELAND COMPLETES SALE OF
                       WENTZ COMPLEX AND PINE BRANCH MINE
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COLORADO SPRINGS, CO -- May 22, 1996 -- Westmoreland Coal Company (NYSE: WCX)
today announced that it has completed non-cash transactions for the sale of its idled Wentz Complex to Stonega Mining and Processing Company and its idled Pine Branch Mine to Roaring Fork Mining Company. Both operations were assets of the Company's Virginia Division which was idled in August of 1995. The purchasers will assume reclamation liabilities, related equipment leases, certain environmental liabilities, and postretirement medical benefits for any former Westmoreland employees hired by them. The purchasers also take the operations subject to the Company's union successorship obligation, which the United Mine Workers of America have acknowledged Westmoreland has fullfilled under the terms of these sale agreements.

The Company's remaining assets at the idled Division include the Bullitt Mine, preparation plant and transloader, Pierrepont Mine and coal handling facility, Holton Mine and loadout facility, Mission Hollow and Stone Mountain reserves, and certain properties which continue to be operated by contractors. Plans for these assets, including additional contract operations or possible sale, are under consideration by the Company.

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          For further information contact Diane Jones (719) 448-5814.